Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@FRGI.com

Fiesta Restaurant Group, Inc. Announces Taco Cabana Closures

Dallas, TX -- (Businesswire) - January 13, 2020 - Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® fast-casual restaurant brands, today announced that it will close 19 Taco Cabana restaurants in Texas, effective immediately. Nearly all employees impacted by the closures will be offered positions at other Taco Cabana locations.

Fiesta President and Chief Executive Officer Richard Stockinger said, “During the fourth quarter, our Taco Cabana team began implementation of a margin improvement plan that we expect to improve restaurant-level Adjusted EBITDA margins by approximately 200 to 300 basis points in 2020 vs. 2019. The margin improvement plan includes efficiency initiatives in operations across food and operating expense categories and the closure of 19 underperforming restaurants in Texas. These closures eliminate all stores with significant losses, which we expect will result in a highly viable portfolio of restaurants.”

Mr. Stockinger concluded, “We continue to make progress on sales building initiatives across both Pollo Tropical and Taco Cabana in off premise sales, including catering, online and delivery. In addition, as our new senior management team enters their first full year together, we are optimistic about improving comparable restaurant sales at both brands in 2020.”

The 19 Taco Cabana restaurants contributed approximately $24.5 million in restaurant sales and an estimated $4.2 million in restaurant level pre-tax operating losses, including $2.0 million in depreciation expense, for the twelve months ended December 29, 2019.

The Company expects to recognize estimated non-cash long-lived asset impairment charges of approximately $7.0 million to $8.0 million and estimated lease right-of-use asset impairment charges of approximately $1.0 million to $3.0 million related to these 19 Taco Cabana restaurants in the fourth quarter of 2019. The Company also expects to recognize costs associated with de-imaging and removing equipment related to these restaurants in the first quarter of 2020, but it does not expect these additional closure related costs to be material.

About Fiesta Restaurant Group, Inc.
Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical® and Taco Cabana® restaurant brands. The brands specialize in the operation of fast-casual restaurants that offer distinct and unique tropical and Mexican inspired flavors with broad appeal at a compelling value. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements

Certain statements contained in this news release and in our public disclosures, whether written, oral or otherwise made, relating to future events or future performance, including any discussion, express or implied, regarding the financial impact of the restaurant closures and comparable restaurant sales discussed in this news release, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "positioned," "target," "continue," "expects," "look to," "intends" and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.